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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33326289, 33326291, 33326113, 33307627, 33307201,
33307203, 33303213, 3395742, 3395746, 3395748, 3390874, 3390876, 3388444,
3388442, 3371556, 3367752, 3364952, 3346847, 33346489, 33360729, 33394151,
33378167, 33378775) of Per-Se Technologies, Inc. of our report dated February 8, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 8, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Atlanta, Georgia
March 27, 2000